NSAR ITEM 77C


Van Kampen American Capital Insured Tax Free Income Fund


(a)     A Special Meeting of Shareholders was held on October 25, 1996.


(b) The election of Trustees of Van Kampen American Capital Insured Tax Free Income Fund (the "Fund") included:

        None


(c)     The following were voted on at the meeting:


        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

               For     46,567,291               Against     1,074,872


        2) Approval of changes to Fundamental Investment Policies with respect to investments in other investment companies.

               For     40,139,352               Against     1,557,838


        3) For each VK Fund, to Ratify the Selection of KPMG Peat Marwick LLP as Independent Public Accountants for its Current Fiscal Year.

               For     47,455,138               Against     484,750


                                 NSAR ITEM 77C


Van Kampen American Capital Tax Free High Income Fund


(a)     A Special Meeting of Shareholders was held on October 25, 1996.


(b) The election of Trustees of Van Kampen American Capital Tax Free High Income Fund (the "Fund") included:

        None


(c)     The following were voted on at the meeting:


        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

               For     40,876,271               Against     1,113,658


        2) Approval of changes to Fundamental Investment Policies with respect to investments in other investment companies.

               For     31,103,417               Against     1,290,613


        3) For each VK Fund, to Ratify the Selection of KPMG Peat Marwick LLP as Independent Public Accountants for its Current Fiscal Year.

               For     41,691,705               Against     380,219


                                 NSAR ITEM 77C


Van Kampen American Capital California Insured Tax Free Fund


(a)     A Special Meeting of Shareholders was held on October 25, 1996.


(b) The election of Trustees of Van Kampen American Capital California Insured Tax Free Fund (the "Fund") included:

        None


(c)     The following were voted on at the meeting:


        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

               For     6,499,824               Against     195,936


        2) Approval of changes to Fundamental Investment Policies with respect to investments in other investment companies.

               For     5,092,326               Against     287,087


        3) For each VK Fund, to Ratify the Selection of KPMG Peat Marwick LLP as Independent Public Accountants for its Current Fiscal Year.

               For     6,660,309               Against     81,901



                                 NSAR ITEM 77C

Van Kampen American Capital Municipal Income Fund


(a)     A Special Meeting of Shareholders was held on October 25, 1996.


(b) The election of Trustees of Van Kampen American Capital Municipal Income Fund (the "Fund") included:

        None


(c)     The following were voted on at the meeting:


        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

               For     47,094,342               Against     893,263


        2) Approval of changes to Fundamental Investment Policies with respect to investments in other investment companies.

               For     36,367,087               Against     1,458,845


        3) For each VK Fund, to Ratify the Selection of KPMG Peat Marwick LLP as Independent Public Accountants for its Current Fiscal Year.

               For     47,728,518               Against     448,392


                                 NSAR ITEM 77C


Van Kampen American Capital Intermediate Term Municipal Income Fund


(a)     A Special Meeting of Shareholders was held on October 25, 1996.


(b) The election of Trustees of Van Kampen American Capital Intermediate Term Municipal Income Fund (the "Fund") included:

        None


(c)     The following were voted on at the meeting:


        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

               For     2,546,884               Against     47,774


        2) Approval of changes to Fundamental Investment Policies with respect to investments in other investment companies.

               For     1,665,695               Against     79,607


        3) For each VK Fund, to Ratify the Selection of KPMG Peat Marwick LLP as Independent Public Accountants for its Current Fiscal Year.

               For     2,587,872               Against     34,231



                                 NSAR ITEM 77C


Van Kampen American Capital Florida Insured Tax Free Income Fund


(a)     A Special Meeting of Shareholders was held on October 25, 1996.


(b) The election of Trustees of Van Kampen American Capital Florida Insured Tax Free Income Fund (the "Fund") included:

        None


(c)     The following were voted on at the meeting:


        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

               For     1,717,181               Against     34,835


        2) Approval of changes to Fundamental Investment Policies with respect to investments in other investment companies.

               For     1,375,524               Against     60,933


        3) For each VK Fund, to Ratify the Selection of KPMG Peat Marwick LLP as Independent Public Accountants for its Current Fiscal Year.

               For     1,746,421               Against     7,186



                                 NSAR ITEM 77C


Van Kampen American Capital New Jersey Tax Free Income Fund


(a)     A Special Meeting of Shareholders was held on October 25, 1996.


(b) The election of Trustees of Van Kampen American Capital New Jersey Tax Free Income Fund (the "Fund") included:

        None


(c)     The following were voted on at the meeting:


        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

               For     732,926               Against     44,999


        2) Approval of changes to Fundamental Investment Policies with respect to investments in other investment companies.

               For     555,801               Against     48,782


        3) For each VK Fund, to Ratify the Selection of KPMG Peat Marwick LLP as Independent Public Accountants for its Current Fiscal Year.

               For     758,225               Against     14,759


                                 NSAR ITEM 77C


Van Kampen American Capital New York Tax Free Income Fund


(a)     A Special Meeting of Shareholders was held on October 25, 1996.


(b) The election of Trustees of Van Kampen American Capital New York Tax Free Income Fund (the "Fund") included:

        None


(c)     The following were voted on at the meeting:


        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

               For     774,415               Against     7,919


        2) Approval of changes to Fundamental Investment Policies with respect to investments in other investment companies.

               For     586,378               Against     15,595


        3) For each VK Fund, to Ratify the Selection of KPMG Peat Marwick LLP as Independent Public Accountants for its Current Fiscal Year.

               For     787,081               Against     2,089





                            77M Form N-SAR
            For the Annual Period Ending December 31, 1996:


           VAN KAMPEN AMERICAN CAPITAL MUNICIPAL INCOME FUND

1. An Agreement and Plan of Reorganization* dated January 26, 1996 (the "Plan") between the Van Kampen American Capital Tax Free Trust, on behalf of its series, the Van Kampen American Capital Municipal Income Fund ("Municipal Income Fund"), and the Van Kampen American Capital Texas Tax Free Income Fund ("Texas Tax Free Income Fund"), was approved by the Board of Trustees of the Municipal Income Fund on January 26, 1996. Following approval of the reorganization by the shareholders of the Texas Tax Free Income Fund, the assets of the Texas Tax Free Income Fund were transferred to the Municipal Income Fund equal to the value of the aggregate net assets of the Texas Tax Free Income Fund immediately prior to the transfer of assets of the Texas Tax Free Income Fund to the Municipal Income Fund.

2. The above described reorganization was consummated on October 25, 1996 and the Texas Tax Free Income Fund distributed to its shareholders shares of the Municipal Income Fund received in the reorganization. The Texas Tax Free Income Fund had no assets or liabilities after October 25, 1996 and is being terminated pursuant to Delaware law.


*As filed as part of Registrant's Proxy dated June 21, 1996.